UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2011

Gevo, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35073	87-0747704
(State or Other Jurisdiction of Incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

345 Inverness Drive South, Building C, Suite 310, Englewood, CO 80112

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 20, 2011, Agri-Energy, LLC (“Agri-Energy”), a Minnesota limited liability company and subsidiary of Gevo, Inc. (the “Company”), entered into an Amended and Restated Plain English Growth Capital Loan and Security Agreement (the “Amended Loan Agreement”), by and between Agri-Energy and TriplePoint Capital LLC, a Delaware limited liability company (“TPC”). The Amended Loan Agreement amends and restates that certain Plain English Growth Capital Loan and Security Agreement, dated as of August 5, 2010, as amended, by and between Agri-Energy and TPC (the “Original Loan Agreement”), pursuant to which TPC agreed to provide an extension of credit in the form of a $12,500,000 term loan.

The Amended Loan Agreement provides Agri-Energy with additional term loan facilities of up to $15,000,000 (the “Loan”) (which amount is in addition to the existing $12,500,000 term loan provided under the Original Loan Agreement, which term loan remains in place under the Amended Loan Agreement), the proceeds of which will be used to pay a portion of the costs, expenses, and other amounts associated with the retrofit of Agri-Energy’s ethanol plant in Luverne, Minnesota to produce isobutanol (the “Retrofit”). Upon the request of Agri-Energy and the additional approval of TPC, Agri-Energy may borrow an additional $5,000,000 under the Amended Loan Agreement increasing the maximum size of the Loan to $20,000,000. Upon entering into the Amended Loan Agreement, Agri-Energy drew down $10,000,000 of the Loan amount. The term of the Loan is 48 months (interest only through July 1, 2012) with the last monthly amortization payment due on the date of such advance. The interest rate is the prime rate, as published by the Wall Street Journal on the day before each advance, plus 7.75% and in no event shall the prime rate be less than 3.25%. The Amended Loan Agreement provides that Agri-Energy shall secure all of its obligations under the Amended Loan Agreement and any other loan documents by granting to TPC (and TPC’s successors and assigns permitted by the Amended Loan Agreement) a security interest in and lien upon all or substantially all of its assets, pursuant to, among other documents, the terms of the Amended Loan Agreement. The Company has guaranteed Agri-Energy’s obligations under the Amended Loan Agreement. As additional security, concurrently with the execution of the Amended Loan Agreement, (i) Gevo Development, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Development”), entered into a 2011 Plain English Limited Recourse Continuing Guaranty in favor of TPC (the “Guaranty”), (ii) Development entered into an Amended and Restated Limited Recourse Membership Interest Pledge Agreement in favor of TPC (the “Pledge Agreement”) pursuant to which it pledged the membership interests of Agri-Energy as collateral to secure the obligations under its Guaranty and (iii) the Company entered into an amendment to that certain Plain English Security Agreement, by and between the Company and TPC, dated as of September 22, 2010 (the “Security Agreement Amendment”), which secures the Company’s guarantee of Agri-Energy’s obligations (including up to $32,500,000 in term loans) under the Amended Loan Agreement.

Additionally, concurrent with the execution of the Amended Loan Agreement, the Company and TPC entered into a Plain English Warrant Agreement (the “Warrant Agreement”), pursuant to which TPC is entitled to purchase up to 188,442 shares of the Company’s common stock, par value $0.01, on the terms and subject to the conditions set forth in the Warrant Agreement, at a price per share of $7.96, subject to adjustment as set forth in the Warrant Agreement, exercisable for a period of seven years from the effective date of the Warrant Agreement.

The foregoing summaries of the Amended Loan Agreement, the Guaranty, the Pledge Agreement, the Security Agreement Amendment and the Warrant Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such agreements, copies of which are attached as exhibits to this Current Report on Form 8-K, and the terms of which are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03 in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amended and Restated Plain English Growth Capital Loan and Security Agreement, dated as of October 20, 2011, by and between Agri-Energy, LLC and TriplePoint Capital LLC.

10.2	First Amendment to Plain English Growth Capital Loan and Security Agreement, dated as of October 20, 2011, by and between Gevo, Inc. and TriplePoint Capital LLC.

10.3	Plain English Limited Recourse Continuing Guaranty, dated as of October 20, 2011, by Gevo Development, LLC in favor of TriplePoint Capital LLC.

10.4	Amended and Restated Limited Recourse Membership Interest Pledge Agreement, dated as of October 20, 2011, by Gevo Development, LLC in favor of TriplePoint Capital LLC.

10.5	First Amendment to Plain English Security Agreement, dated October 20, 2011, by and between Gevo, Inc. and TriplePoint Capital LLC.

10.6	First Amendment to Plain English Security Agreement, dated October 20, 2011, by and between Agri-Energy, LLC and TriplePoint Capital LLC.

10.7	Plain English Warrant Agreement No. 0647-W-03, dated October 20, 2011, by and between Gevo, Inc. and TriplePoint Capital LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gevo, Inc.

By:	/s/ Mark Smith
Mark Smith
Chief Financial Officer

Date: October 26, 2011